As filed with the Securities and Exchange Commission on September 10, 2019.

Registration No. 333-206640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPDR® Long Dollar Gold Trust

a series of

WORLD GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	36-7650517
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WGC USA Asset Management Company, LLC

685 Third Avenue 27th Floor

New York, New York 10017

(Address of Principal Executive Offices)

(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WGC USA Asset Management Company, LLC

685 Third Avenue 27th Floor

New York, New York 10017

(Address of Principal Executive Offices)

(212) 317-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Glusband, Esq.

Ann B. Pace, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

SPDR® Long Dollar Gold Trust

DEREGISTRATION OF SECURITIES

WGC USA Asset Management Company, LLC, as sponsor of the SPDR® Long Dollar Gold Trust, has terminated the offering of its securities pursuant to the registration statement on Form S-1 (Registration No. 333-206640) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on September 10, 2019.

WGC USA Asset Management Company, LLC Sponsor of the World Gold Trust (Registrant)

/s/ Joseph R. Cavatoni
Joseph R. Cavatoni
Principal Executive Officer

/s/ Laura S. Melman
Laura S. Melman
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on September 10, 2019 by the following persons on behalf of the World Gold Trust in the capacities* indicated.

Signature	Capacity

/S/ JOSEPH R. CAVATONI Joseph R. Cavatoni	Principal Executive Officer and Director*

/S/ LAURA S. MELMAN Laura S. Melman	Chief Financial Officer and Treasurer (principal financial and accounting officer)*

/S/ WILLIAM J. SHEA William J. Shea	Director*

/S/ DAVID TAIT David Tait	Director*

/S/ ROCCO MAGGIOTTO Rocco Maggiotto	Director*

/S/ NEAL WOLKOFF Neal Wolkoff	Director*

/S/ CARLOS RODRIGUEZ Carlos Rodriguez	Director*

*	The registrant is a trust and the persons are signing in their capacities as directors or officers of WGC USA Asset Management Company, LLC, the Sponsor of the registrant.